HENDERSON, NELSON, WALSH, MORGAN & MOLOF
LEE S. MOLOF, ESQ.
Nevada Bar No. 00627
164 Hubbard Way, Suite B
Reno, Nevada  89502
(702) 825-7000

McDONALD, CARANO, WILSON, McCUNE,
  BERGIN, FRANKOVICH & HICKS
A.J. HICKS, ESQ.
Nevada Bar No. 001178
VALERIE COOKE SKAU, ESQ.
Nevada Bar No. 00783
241 Ridge St., 4th Floor
P.O. Box 2670
Reno, Nevada  89505
(702) 322-0635

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.
350 South Grand Avenue, 36th Floor
Los Angeles, California  90071-3442
(213) 613-2800

Attorneys for Plaintiff

                  UNITED STATES DISTRICT COURT

                       DISTRICT OF NEVADA

FEDERAL DEPOSIT INSURANCE       )
CORPORATION, a corporation      )  Case No. CV-S-95-00679-PMP(LRL)
organized under the laws of the )
United States, acting in its    )
corporate capacity and as       )
successor and assignee of       )
EUREKABANK, f/k/a EUREKA        )
FEDERAL SAVINGS AND LOAN        )
ASSOCIATION,                    )
                                )
               Plaintiff,       )
                                )
     vs.                        )
                                )
JOHN B. ANDERSON and EDITH      )  FINDINGS OF FACT AND
ANDERSON, individuals and       )  CONCLUSIONS OF LAW
husband and wife, CEDAR         )
DEVELOPMENT CO., a Nevada       )
corporation; J.A., INC., a      )
Nevada corporation and J.B.A.   )
INVESTMENTS, INC., a Nevada     )
corporation,                    )
                                )
               Defendants.      )

     The  Court,  having  considered the Complaint  For  Specific

Performance,  Appointment  of  a  Receiver,  Injunctive   Relief,

Judicial  Foreclosure; and Enforcement of  Judgment;  the  Answer

thereto;  the Motion For Appointment of Receiver and  Application

for  Order  to Show Cause Why a Receiver Should Not be Appointed;

Defendants'  Opposition thereto; and Plaintiff's Reply;  and  the

Stipulation and Order For: Entry of Order Appointing Receiver and

For  Injunctive  Relief, and For Entry of Consent  Judgment;  and

being  fully  advised  in  the premises;  the  Court  enters  the following  Findings of Fact and Conclusions of Law,  ("Findings")

(Defined Terms, not specifically defined in these Findings, shall have  the  meanings  provided  in the  Debtor-Creditor  Agreement referred  to in Finding number 8 herein and attached  as  Exhibit

"1" to the Complaint.)

                        FINDINGS OF FACT

     1.   Defendants John B. Anderson and Edith Anderson ("Andersons")

are  individuals, husband and wife and residents of Yolo  County,

California.

     2.  Defendant J.B.A. Investments, Inc. ("J.B.A. Investments") is

a Nevada corporation which holds stock of the publicly-traded corporation Dunes Hotels and Casinos Inc. ("Dunes").

     3. Defendant J.A., Inc., is a Nevada corporation which owns the

Stationhouse Hotel and Casino ("Stationhouse") at 110 Erie Main,

Tonopah, Nye County, Nevada.

     4.  Defendant Cedar Development Co. ("Cedar Development") is a

Nevada corporation which serves as a holding company for stock of

Baby Grand Corp. ("Baby Grand"), dba Maxim Hotel and Casino

("Maxim"), J.B.A. Investments and J.A., Inc.

     5.   On September 8, 1986, Eureka Federal Savings & Loan

Association ("Eureka") obtained a Judgment against the Andersons in the State District Court in and for Clark County, Nevada in

Case No. A245662 (the "Clark County Judgment"). In the Clark

County Judgment, the Court determined that the Andersons were liable to Eureka for breach of certain promissory notes, accrued and unpaid interest, and costs (including attorneys' fees) in an aggregate amount of $33,685,798.02, and that the Clark County

Judgment would bear interest in the aggregate amount of

$10,756.50 per day from September 8, 1986 until paid.

     6.  On or about May 27, 1988, Eureka and the Federal Savings and

Loan Insurance Corporation ("FSLIC") entered into an assistance agreement pursuant to which, among other things, Eureka undertook to collect the Clark County Judgment for the benefit of FSLIC and granted FSLIC the right to purchase Eureka's interest in the

Clark County Judgment.

     7. On August 9, 1989, Congress enacted the Financial

Institutions Reform, Recovery and Enforcement Act of 1989

("FIRREA") which abolished FSLIC and assigned FSLIC's assets and rights to the FSLIC Resolution Fund managed by FDIC, including

FSLIC's right to receive payments on and to purchase the Clark

County Judgment pursuant to the assistance agreement.

     8.     Effective November 30, 1989, Eureka, the Andersons and

certain related entities, in consideration for Eureka's

forbearance from executing on the Clark County Judgment, entered into an agreement entitled "Debtor-Creditor Agreement ("DCA").

The Andersons and J.B.A. Investments, J.A., Inc., Cedar

Development (the "Anderson Parties"), and certain related

entities, signed and delivered the DCA and Security Documents to

Eureka.

     9.  The DCA obligated Eureka to forbear from "recording,

executing or proceeding to collect on the Clark County Judgment"

until the earlier of the date on which the Andersons defaulted on their obligations under the DCA or December 31, 1992. As an

exception, the DCA permitted Eureka to apply for and record a

California sister state judgment based on the Clark County

Judgment. As permitted by DCA paragraphs 2.01(b) and 9.12(g)(vi),

on or about December 29, 1989. Eureka applied for and, on January

17, 1990, Eureka obtained a California sister state judgment based on the Clark County Judgment (the "California Sister-State

Judgment").

     10.   The Andersons and the Anderson Parties are the undisputed

record owners of the collateral described in the Security

Documents.

     11.  The DCA obligated the Andersons, among other things:

          (a).   to make a payment toward the "General Debt" (as defined in the  DCA)  each  and  every month from December  29,  1989  until

December  31, 1992 in an amount equal to all "Net Cash Flow"  (as defined in the DCA) from the Maxim and from the Stationhouse, but in no event less than $500,000.00 ("Minimum Payment"); and

          (b).   to pay the entire balance of the General Debt, including any and all accrued but unpaid interest and all unpaid costs and expenses payable under the DCA, on or before December 31, 1992;

and

          (c).   to pay toward the General Debt, in addition to the Minimum

Payment, any and all distributions paid or payable with regard to the Andersons' interest in (i) the Rancho Murieta Investors

general partnership, and any and all dividends paid or payable with regard to the stock of (ii) Cedar Development, (iii) Pine

Tree Properties, Inc., (iv) California Dehydrating Co., Inc., and

(v) Fat City Feed Lot, Inc. (owned by the Andersons and pledged to Eureka as security for the General Debt) and any and all

dividends paid or payable with regard to the stock of (vi) Baby

Grand, (vii) J.A., Inc., and (viii) J.B.A. Investments (owned by

Cedar Development and pledged to Eureka as security for the

General Debt).

     12. To secure payment of the General Debt according to the terms set  forth  in the DCA, and as part of the same transaction,  the

Andersons and the Anderson Parties (including J.B.A. Investments,

J.A.,  Inc., and Cedar Development) made, executed and  delivered to  Eureka  the Security Documents (as defined in the DCA)  which granted  Eureka  and  its successors and assigns  a  lien  on  or security interest in the following collateral:

          (a).   Receivables and Related Contracts described in the Anderson

Security Agreement;

          (b).   Bank Accounts described in the Anderson Security Agreement;

          (c).   Personal Property described in the Anderson Security

Agreement;

          (d).   All proceeds of the collateral described in the Anderson

Security Agreement;

          (e).   The Andersons' partnership interest in Rancho Murieta

Investors described in the Anderson Pledge Agreement;

          (f).   The stock of Pine Tree Properties, Inc. described in the

Anderson Pledge Agreement;

          (g).   The stock of California Dehydrating Company, Inc. described in the Anderson Pledge Agreement;

          (h).   The stock of JB Dusters, Inc. described in the Anderson

Pledge Agreement;

          (i).   The stock of Fat City Feed Lot, Inc. described in the

Anderson Pledge Agreement;

          (j).   The stock of Cedar Development described in the Anderson

Pledge Agreement;

          (k).   The stock of Baby Grand described in the Cedar Development

Pledge Agreement;

          (l).   The stock of J.B.A. Investments described in the Cedar

Development Pledge Agreement;

          (m).   The stock of J.A., Inc. described in the Cedar Development

Pledge Agreement;

          (n).   All after-acquired shares of and distributions in respect of the Baby Grand stock, J.B.A. Investments stock, and J.A., Inc.

stock described in the Cedar Development Pledge Agreement;

          (o).   The 3,400,000 shares of Dunes stock described in the J.B.A.

Pledge Agreement;

          (p).   All after-acquired shares of and distributions in respect of the Dunes stock described in the J.B.A. Pledge Agreement;

          (q).   The real property described in the Stationhouse Deed of

Trust;

          (r).   Personal property described in the J.A. Security Agreement;

          (s).   Inventory described in the J.A. Security Agreement;

          (t).   Receivables and Related Contracts described in the J.A.

Security Agreement;

          (u).   Assigned Agreements described in the J.A. Security

Agreement;

          (v).   Pledged Debt described in the J.A. Security Agreement;

          (w).   Bank Accounts described in the J.A. Security Agreement;

          (x).   All proceeds of the collateral described in the J.A.

Security Agreement;

     13.      Eureka  duly perfected its liens on and  security

interests  in the Collateral described in the Security Documents,

with the exception of the J.B.A. Investments stock certificates.

     14. The Andersons are in default and have breached obligations under the DCA including, but not limited to, the following:

          (a).   Failure to make the Minimum Payment that came due on August

31, 1990 or any subsequent Minimum Payment; and

          (b).   Failure to pay the entire balance of the General Debt on or before December 31, 1992.

     15.   On  September  4, 1992, Eureka, by  then  renamed  and

reorganized  as Eurekabank, a federal savings bank,  renewed  the

Clark  County  Judgment by filing with the  Clerk  of  the  Clark

County  District Court an Affidavit for Renewal of  Clark  County

Judgment  pursuant  to  NRS section 17.214 (the  "Renewal").  The

Renewal stated that as of September 3, 1992, the exact amount due on  the Clark County Judgment was $42,721,020.02 plus interest of

$10,756.50 per day until paid.

     16. On January 25, 1993 and again on February 12, 1993,

Eurekabank sent, and the Andersons and the Anderson Parties

received, Notices of Default pursuant to the DCA paragraphs 8.01,

8.02(a) and 9.10, declaring the Andersons in default of their obligations under the DCA and the Security Documents. On May 11,

1995, the FDIC sent, and the Andersons and the Anderson Parties received, Notices of Default pursuant to the DCA paragraphs 8.01,

8.02(a) and 9.10, declaring the Andersons in default of their obligations under the DCA and Security Documents.

     17.     As of the date of these Findings, the noticed Events of

Default remain uncured and the amount of the General Debt

currently due and payable exceeds $66,000,000.00. The Collateral is insufficient to secure and pay the General Debt.

     18.    Effective July 29, 1993, pursuant to the Assistance

Agreement and as permitted by DCA paragraph 9.05, Eurekabank assigned to FDIC all its rights against the Andersons and the

Anderson Parties, including, but not limited to, the rights

represented by the Clark County Judgment, the California Sister-

State Judgment, the DCA, the General Debt, Eureka's liens on and security interests in the collateral described in the Security

Documents, and the Security Documents themselves.

     19. FDIC is now and, at all times since July 29, 1993, has been the lawful owner of the DCA, the Security Documents, the General

Debt, the Clark County Judgment, the California Sister- State

Judgment, and Eureka's liens on and security interests in the

Collateral described in the Security Documents.

     20.  The remedies for breach of the DCA include, but are not limited to, the following:

          (a).   FDIC, on its own or by means of a receiver or agent, has the right  to  enter  upon  and  take possession  of  the  Collateral securing  the  General  Debt, to collect the  rents,  issues  and profits  from such Collateral, and to apply the proceeds  to  the

General   Debt,   less  costs  and  expenses  of  operation   and

collection,  including reasonable attorneys' fees (DCA  paragraph

8.02(b)(i));

          (b).   FDIC has the right to record and execute upon the Clark

County Judgment in any manner available (DCA 5 paragraph 8.02 (b) (ii));

and

          (c).   FDIC may exercise all rights and remedies with respect to

any and all security interests in collateral securing the General

Debt (DCA paragraph 8 .02 (b (iii)).

     21. The Andersons and the Anderson Parties, in the DCA, have stipulated  to  the appointment of a receiver of  the  Collateral described  in the Security Documents, and have further stipulated that  such  receiver  shall be appointed without  regard  to  the solvency of the Andersons or the Anderson Parties, without regard to  the  adequacy  of  the security, and without  regard  to  the existence of waste (DCA paragraph 8.02 (b) (iv)) .

     22.     The Andersons and the Anderson Parties have expressly

waived any and all objections and defenses to the appointment of a receiver (DCA paragraph 8.02(b) (iv)).

     23.    The Andersons and the Anderson Parties agreed that any

receiver appointed pursuant to the DCA "shall have all the powers of receivers in like or similar cases and all the powers and duties of Eureka in case of entry as provided in [the DCA], and shall continue as such and exercise all such powers until the date of the confirmation of sale."

     24.     The Collateral has declined in value since the

effective date of the DCA.

                       CONCLUSIONS OF LAW

     1.   The Court has subject matter jurisdiction over this action under 12 U.S.C. section 1819(b), and 28 U.S.C. section 1345.  The

Court  has personal jurisdiction over defendants. Venue is proper in this Court.

     2.  The DCA and the Clark County Judgment (including the

California Sister-State Judgment) are legally separate and

distinct obligations of the Andersons. The Andersons explicitly agreed that Eureka's forbearance from exercising its rights under the Clark County Judgment did not constitute a waiver of such rights. Eureka agreed to forbear from exercising its rights under the Clark County Judgment and California Sister-State Judgment

only so long as there was no uncured Event of Default under the

DCA.

     3. The default and breach by the Andersons of their obligations under DCA paragraphs 2.02 (a), (b) and (d) constituted Events of

Default under DCA paragraphs 8.01(a) and (b) in that each such breach was a "failure to make the payment of principal or interest on the General Debt, when and as the same shall become due and payable, whether at maturity thereof, on a date fixed for prepayment, or by acceleration or otherwise" and was a "failure to perform or observe any covenant, condition or agreement

contained in the Settlement Documents."

     4.  Anderson and the Anderson Parties failed to apply the Net

Cash Flow from the Maxim and the Stationhouse (as required by DCA paragraph 2.02(a)).

     5.   FDIC has no adequate remedy at law.

     6.  Absent injunctive relief and the appointment of a receiver,

there is a probability of irreparable harm to the FDIC's interest in the Collateral. An order preventing any of the Andersons, the

Anderson Parties, their officers, agents, directors, partners,

direct and indirect subsidiaries and affiliates, representatives,

employees and anyone acting on their behalf from interfering with

FDIC's rights in the Collateral or the Receiver's management and control of the Collateral will preserve the value of the

Collateral for secured party FDIC and will not harm any

interested party. The FDIC is, thus, entitled to a temporary restraining order, preliminary injunction and permanent

injunction.

     7. FDIC need not post a bond or other security in order to obtain injunctive relief under Fed.R.Civ.P. 65. SEE 28 U.S.C.

section 2408 and 12 U.S.C. section 1819.

     8.     The FDIC is entitled to an order appointing a receiver

and granting injunctive relief, and to a judgment in its favor on all causes of action.

     To  the  extent that any of the above findings of  fact  are more accurately characterized as conclusions of law they shall be so deemed; and to the extent that any of the above conclusions of law  should be more accurately characterized as findings of fact,

they shall be so deemed.

     DATED this 12th day of September, 1995.

                              /s/
                              United States District Judge

Submitted by:


/s/
LEE S. MOLOF, ESQ.
HENDERSON, NELSON, WALSH,
MORGAN & MOLOF

McDONALD, CARANO, WILSON,
McCUNE, BERGIN, FRANKOVICH &
HICKS
A.J. HICKS, ESQ.
VALERIE COOKE SKAU, ESQ.

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.

Attorneys for FDIC

APPROVED AS TO FORM AND CONTENT:


/s/
KUMMER KAEMPFER BONNER & RENSHAW
THOMAS F. KUMMER, ESQ.
Attorneys for Defendants